Exhibit 99.1

Vanda Pharmaceuticals Confirms Receipt of Unsolicited, Non-Binding Indication of Interest

from Cycle Group Holdings Ltd.

No Shareholder Action Required at This Time

WASHINGTON, June 6, 2024 – Vanda Pharmaceuticals Inc. (“Vanda” or the “Company”) (Nasdaq: VNDA) today confirmed that it has received an unsolicited, non-binding indication of interest from Cycle Group Holdings Ltd. (“Cycle Group”) to acquire the Company for $8.00 per share in cash.

Consistent with its fiduciary duties, and in consultation with its independent financial and legal advisors, the Vanda Board of Directors (the “Board”) will carefully review and evaluate the indication of interest to determine the course of action that the Board believes is in the best interests of Vanda and its shareholders.

Vanda does not intend to comment further on the indication of interest before the Board has completed its review.

There is no action for shareholders to take at this time.

About Vanda Pharmaceuticals Inc.

Vanda is a leading global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com and follow us on X @vandapharma.

Cautionary Note Regarding Forward Looking Statements

Various statements in this press release, including, but not limited to, statements regarding the Board’s intention to review Cycle Group’s indication of interest are “forward-looking statements” under securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are based upon current expectations and assumptions that involve risks, changes in circumstances and uncertainties. Therefore, no assurance can be given that the results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Forward-looking statements in this press release should be evaluated together with the various risks and uncertainties that affect Vanda’s business and market, particularly those identified in the “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s most recent Annual Report on Form 10-K, as updated by Vanda’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this press release is provided only as of the date of this press release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Vanda Corporate Contact:

Kevin Moran

Senior Vice President, Chief Financial Officer and Treasurer

Vanda Pharmaceuticals Inc.

202-734-3400

pr@vandapharma.com

Jim Golden / Jack Kelleher / Dan Moore

Collected Strategies

VANDA-CS@collectedstrategies.com